Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                  FOR IMMEDIATE RELEASE                             480-994-0772
                                                 www.globalentertainment2000.com

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293

          GLOBAL ENTERTAINMENT CORPORATION'S FIRST QUARTER FISCAL 2007
                                 REVENUES UP 14%

PHOENIX,  ARIZONA,  OCTOBER 16, 2006 -- GLOBAL ENTERTAINMENT  CORPORATION (AMEX:
GEE) - a company engaged in sports management, multi-purpose events and entertainment center and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing, today reported revenue for the first quarter ended August 31, 2006 was up 14% to $3,651,918 compared to revenue of $3,204,773 in the first quarter of the prior fiscal year. For the three-month period ended August 31, 2006, the company realized a net loss of ($938,660) or ($.14) per basic share compared to a net loss of ($151,284) or ($.03) per basic share for the three-month period ended August 31, 2005.

The increased loss for the first fiscal quarter was primarily attributable to certain non-recurring expenses, including a negotiated payment related to the favorable restructuring of the Company's management compensation at an events center, an increase in the allowance for doubtful accounts receivable, a large recruiting fee for a key new executive and certain higher than anticipated legal fees. In addition, with new development projects and the expansion of its overall operations, the company continued to selectively invest in new opportunities, including the recruitment and placement of highly qualified personnel in strategically important positions. This expansion of operations and related costs include the expenses associated with the growth of Encore's facility management activities and the start-up of Global Properties I, the company's newest subsidiary focused on assisting communities with the development of entertainment districts.

"It is the nature of our business for our multiple subsidiaries to experience variances in the timing of revenue and to some extent expenses. Our loss for the quarter, a portion of which was comprised of non-recurring expenses, was within the range anticipated by management based on recent developments for our growing company," stated Richard Kozuback, president and chief executive officer. "Moving forward we anticipate the addition of new sources of revenue as our multi-year agreements associated with new events centers begin generating sponsorship fees from GEMS sales and marketing efforts, along with service fees from Encore facility management and GetTix ticketing. Some of these fees will be realized within the next thirty days.
                                                                         more...

Global Entertainment Corporation's First Quarter Fiscal 2007 Revenues Up 14% October 16, 2006
Page 2


"Going into fiscal 2007, we are also attempting to balance our attention on containing operational costs with our goal of expanding our national presence in mid-size communities. For example, we recently announced two projects that take us into new regions. First, we have entered the Pacific Northwest market as the exclusive development and management company for a new events and entertainment center in Wenatchee, Washington. Second, we have entered the Western Canada market with an agreement to oversee a capital enhancement project for a multi-purpose facility, which also includes our providing long-term facility management, sales and marketing support, and ticketing services for the events center," Kozuback continued. "Finally, we believe the investments we are making in our infrastructure and the creation of a subsidiary solely focused on marketing to interested communities our multiplatform company with its full menu of services offers our shareholders the best opportunity to achieve long-term value."

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
     www.coliseums.com             www.Cragar.com           www.GetTix.net

Global Entertainment Corporation is an integrated events company focused on mid-size communities that is engaged through its seven wholly owned subsidiaries, in sports management, multi-purpose events and entertainment center and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC, through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates all arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL PROPERTIES I in correlation with arena development projects works to maximize value and development potential of new properties. GLOBAL ENTERTAINMENT TICKETING is an in-house ticketing company for sports and entertainment venues. CRAGAR INDUSTRIES is the licensor for its nationally recognized, branded products CRAGAR(R), TRU-SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2006, as filed with the Securities and Exchange Commission.


                            FINANCIAL TABLE FOLLOWS:

Global Entertainment Corporation's First Quarter Fiscal 2007 Revenues Up 14% October 16, 2006
Page 3

                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                               August 31,              May 31,
                                                  2006                  2006
                                              ------------          ------------
                                               (Unaudited)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                   $  5,998,688          $  5,438,091
  Accounts receivable, net                       5,221,530             6,068,528
  Other Current Assets                             569,484               434,682
                                              ------------          ------------

      TOTAL CURRENT ASSETS                      11,789,702            11,941,301

OTHER ASSETS                                     4,701,062             4,819,299
                                              ------------          ------------

      TOTAL ASSETS                            $ 16,490,764          $ 16,760,600
                                              ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and Accrued liabilities    $  4,665,371          $  4,387,512
  Deferred revenues - current portion            1,291,351               900,386
                                              ------------          ------------

      TOTAL CURRENT LIABILITIES                  5,956,722             5,287,898
                                              ------------          ------------

OTHER LIABILITIES                                  458,195               458,195
                                              ------------          ------------

      TOTAL LIABILITIES                          6,414,917             5,746,093
                                              ------------          ------------

STOCKHOLDERS' EQUITY:
  Common stock                                       6,496                 6,488
  Paid-in capital                               10,665,773            10,665,781
  Retained earnings (deficit)                     (596,422)              342,238
                                              ------------          ------------

      TOTAL EQUITY                              10,075,847            11,014,507
                                              ------------          ------------

      TOTAL LIABILITIES & EQUITY              $ 16,490,764          $ 16,760,600
                                              ============          ============

                                                                         more...

Global Entertainment Corporation's First Quarter Fiscal 2007 Revenues Up 14% October 16, 2006
Page 4



                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS


                              FINANCIAL HIGHLIGHTS
                                   (Unaudited)


                                                 For the three months ended
                                                         August 31,
                                             ----------------------------------
                                                2006                   2005
                                             -----------            -----------

Revenues                                     $ 3,651,918            $ 3,204,773

Expenses                                       4,660,806              3,357,457
                                             -----------            -----------

Loss from Operations                          (1,008,888)              (152,684)

Other Income                                      70,228                  1,400
                                             -----------            -----------

Net Loss                                     $  (938,660)           $  (151,284)
                                             ===========            ===========

Loss Per Share - basic and diluted           $     (0.14)           $     (0.03)
                                             ===========            ===========
Weighted average shares outstanding
  - basic and diluted                          6,494,428              5,345,738
                                             ===========            ===========


                                      # # #